Exhibit 10.2

APPENDIX B

DEFERRED COMPENSATION PLAN
OF ERIE INDEMNITY COMPANY

Accounts Not Earned and Vested On or Before December 31, 2004
(As Amended and Restated Effective as of January 1, 2019)

ARTICLE ONE

INTRODUCTION

This Appendix B incorporates the provisions of the Plan as it relates to Deferred Compensation Accounts other than such accounts that were earned and vested on or before December 31, 2004, without material modifications to the terms of the Plan after October 3, 2004. The provisions of this Appendix B shall apply in determining the rights and features of such accounts and is generally effective as of January 1, 2009.

ARTICLE TWO

DEFINITIONS

When the following words or phrases are used in this Appendix B with initial capital letters, they shall have the following meanings:

2.1“Administrator” is a term that is defined in Article Two of the Basic Plan Document.

2.2“Affiliate” is a term that is defined in Article Two of the Basic Plan Document.

2.3“Amendment Form” shall mean the Amendment Form described in Section 5.7. An Amendment Form may be in paper and/or electronic form, as designated by the Administrator.

2.4“Beneficiary” is a term that is defined in Article Two of the Basic Plan Document.

2.5“Board” is a term that is defined in Article Two of the Basic Plan Document.

2.6“Code” is a term that is defined in Article Two of the Basic Plan Document.

2.7“Committee” shall mean the Executive Compensation and Development Committee of the Board, or its successor, as designated by the Board.

2.8“Compensation” shall mean for any period, the rate of base salary or the wages paid by the Company or an Affiliate to an Employee during the period. For this purpose, the “rate of base salary or the wages paid” shall exclude Form W-2 income in the form of overtime compensation, bonuses, commissions, deferred compensation plan payments or severance pay under any severance benefit plan, but shall include Form W-2 income paid as a lump sum in lieu of merit increase and compensation excluded from Form W-2 income because of salary reduction agreements in connection with plans described in Sections 125, 132(f)(4) or 401(k) of the Code or resulting from deferred compensation contracts for the year in question.

2.9“Company” is a term that is defined in Article Two of the Basic Plan Document.

2.10“Controlled Group Member” shall mean any organization which, together with the Company, is a member of a controlled group of corporations under Sections 414(b), 414(c), and 1563(a) of the Code, applying an 80% test for purposes of Section 1563(a).

2.11“Deferred Compensation Account” shall mean the bookkeeping account described in Section 4.4.

2.12“Election Form” shall mean the Participation Election Form described in Section 3.2 and/or Section 3.3. An Election Form may be in paper and/or electronic form, as designated by the Administrator.

2.13“Employee” is a term that is defined in Article Two of the Basic Plan Document.

2.14“Hypothetical Interest” shall mean the gains and losses credited to a Participant’s Deferred Compensation Account in accordance with Section 4.5.

2.15“Participant” shall mean each Employee who participated in the Plan in accordance with the terms and conditions of this Appendix B. Participant shall also include a former Employee who had become a Participant as an Employee and on whose behalf the Administrator is maintaining a Deferred Compensation Account pursuant to the terms of this Appendix B.

2.16“Plan” is a term that is defined in Article Two of the Basic Plan Document.

2.17“Qualified Plan” is a term that is defined in Article Two of the Basic Plan Document.

2.18“Separation from Service” shall mean an Employee’s complete cessation of all services as an Employee for the Company and all Controlled Group Members or as otherwise set forth below:

a)
A Separation from Service shall not be considered to have occurred if the individual’s employment relationship is treated by the Company or any Controlled Group Member as continuing while the individual is on military leave, sick leave, or other bona fide leave of absence if such period of leave does not exceed six months or, if longer, so long as the individual’s right to reemployment is provided by statute or by contract. If the period of leave exceeds six months and such reemployment rights are not provided, the employment relationship is deemed to cease on the first date immediately following such six-month period.

b)	A Separation from Service shall also not be considered to have occurred if the individual’s employment relationship is treated by the Company or any Controlled

Group Member as continuing while the individual is on a leave of absence due to any medically determinable physical or mental impairment that can be expected to result in death or to last for a continuous period of not less than six months, where such impairment causes the individual to be unable to perform the duties of his position or any substantially similar position, provided that, for purposes of the Plan, the employment relationship shall be considered to continue no longer than 29 months or, if longer, so long as the individual’s right to reemployment is provided by statute or by contract. If the period of leave exceeds 29 months and such reemployment rights are not provided, the employment relationship is deemed to cease on the first date immediately following such 29-month period.

c)
A Separation from Service shall also not be considered to have occurred, regardless of the level of services anticipated or provided by the individual as an employee or in the capacity other than an employee, if the individual continues to provide services to the Company or any Controlled Group Member at a rate that is fifty percent (50%) or more of the level of services rendered, on average, during the immediately preceding 36-month period (or the full period of such services, if less than 36 months) and the remuneration for such services is fifty percent (50%) or more of the average remuneration earned during the 36-month period (or the full period of such services, if less than 36 months).

d)
Otherwise, a Separation from Service is presumed to have occurred if the facts and circumstances indicate that (A) the Company or any Controlled Group Member and the individual reasonably anticipated that no further services would be performed after a certain date or that the level of bona fide services the individual would perform after such date would permanently decrease to 20% or less of the average level of bona fide services over the immediately preceding 36-month period (or the full period of such services, if less than 36 months) or (B) the level of bona fide services the individual performs after a given date decreases to a level equal to 20% or less of the average level of bona fide services performed by the individual over the immediately preceding 36-month period (or the full period of such services, if less than 36 months).

2.19“Specified Employee” shall mean, for any period during which the Company remains publicly traded, an individual who is included in the group of employees who are determined to be “key employees” under Section 416(i)(1)(A)(i), (ii), or (iii) of the Code (as applied in accordance with regulations thereunder and disregarding Section 416(i)(5) of the Code), identified in the manner and under the procedures specified in a writing adopted by the Committee.

2.20 “Supplemental Company Contribution” shall mean, the contribution credit described in Section 4.3(b) and determined in reference to a formula set forth in the Qualified Plan. Except as otherwise specified by the Board, any change in the employer matching contribution formula under the Qualified Plan shall automatically be considered a change to the Plan, effective as of the effective date of change under the Qualified Plan, and the Plan shall thereafter be administered in accordance with such change.

2.21“Supplemental Employee Contribution” shall mean the contribution credit described in Section 4.3(a).

2.22“Valuation Date” shall mean the close of business as of each business day.

2.23“Vested” is a term that is defined in Article Two of the Basic Plan Document.

ARTICLE THREE

PARTICIPATION

3.1 ELIGIBILITY

The individuals who are eligible to participate in the Plan are those Employees selected by the Committee. The Committee shall make its selection of eligible Employees before January 1 of the year next beginning or at such other times as it shall decide for the purpose of determining the eligibility of new Employees hired by the Company or its Affiliates or Employees newly promoted into a classification eligible for participation in the Plan.

The Committee, in its sole discretion, shall determine to what extent an Employee is eligible to participate under the provisions of Article Four. Except as otherwise provided by the Committee, an Employee who has been selected by the Committee as eligible to participate under Section 4.2 and/or Section 4.3 of the Plan shall continue such eligibility from year to year of his employment with the Company or Affiliate, regardless of whether the Employee elects to participate or not; provided, however, that the Committee, in its discretion, may terminate all or part of an Employee’s eligibility for any given year. To participate in the Plan for any given year, an Employee must be classified within a select group of management and highly compensated employees for such year.

3.2 PARTICIPATION UNDER DEFERRED COMPENSATION PROVISIONS

An Employee who is eligible under the provisions of Section 3.1 to participate under the deferral provisions of Section 4.2 may elect to participate, alter the extent of his participation, or suspend or terminate his participation under such deferral provisions by delivering a properly completed and executed Election Form to the Administrator. This Election Form shall specify:

a)	The percentage of any bonus to be deferred as provided in Section 4.2 for the calendar year to which the election applies;

b)	The Participant’s investment designation in accordance with Section 4.6;

c)
The method by which the amounts deferred for the calendar year to which the election applies (included Hypothetical Interest on such deferrals) are to be paid in accordance with a method of payment permitted under Section 5.2(a);

d)
The time as of which payment of the amounts deferred for the calendar year to which the election applies (included Hypothetical Interest on such deferrals) is to occur (in the event of a lump sum distribution) or commence (in the event of a form of distribution other than a lump sum) in accordance with a time of payment permitted under Section 5.2(b); and

e)
The Beneficiary to whom payment of all amounts credited to the Participant’s Deferred Compensation Account under this Appendix B will be made in the event of the Participant’s death (unless this Beneficiary has already been designated pursuant to Section 3.3 or otherwise).

The election under paragraph (a) above shall be irrevocable with respect to the calendar year to which it applies, except as provided in Sections 4.1(c) or 4.1(d). The election under paragraph (b) above may be changed as provided in Section 4.6 and shall be subject to the provisions of Section 3.4. The elections under paragraphs (c) and (d) above shall be irrevocable except as provided in Section 5.7 and shall be subject to the provisions of Section 3.4. The election under paragraph (e) above may be made and may be changed as provided in Article Two of the Basic Plan Document, subject to the provisions of Section 3.4.

3.3 PARTICIPATION UNDER SUPPLEMENTAL 401(k) PROVISIONS

An Employee who is eligible under the provisions of Section 3.1 to participate under the deferral provisions of Section 4.3 may elect to participate, alter the extent of his participation, or suspend or terminate his participation under such deferral provisions by delivering a properly completed and executed Election Form to the Administrator. This Election Form shall specify:

a)	The percentage of his future Compensation to be deferred as provided in Section 4.3 for the calendar year to which the election applies;

b)	The Participant’s investment designation in accordance with Section 4.6;

c)
The method by which amounts the Participant defers for the calendar year to which the election applies and which are attributable to the Participant’s Supplemental Employee Contributions (included Hypothetical Interest on such deferrals) are to be paid in accordance with a method of payment permitted under Section 5.2(a);

d)
The time as of which payment of the amounts the Participant defers for the calendar year to which the election applies and which are attributable to the Participant’s Supplemental Employee Contributions (included Hypothetical Interest on such deferrals) is to occur (in the event of a lump sum distribution) or commence (in the event of a form of distribution other than a lump sum) in accordance with a time of payment permitted under Section 5.2(b);

e)
The method by which amounts represented by those credits to the Participant’s Deferred Compensation Account which are attributable to the Supplemental Company Contributions made on the Participant’s behalf (including Hypothetical

Interest on such amounts) are to be paid in accordance with a method of payment permitted under Section 5.2(a);

f)
The time as of which payment of the amounts represented by those credits to the Participant’s Deferred Compensation Account which are attributable to the Supplemental Company Contributions made on the Participant’s behalf (including Hypothetical Interest on such amounts) is to occur (in the event of a lump sum distribution) or commence (in the event of a form of distribution other than a lump sum) in accordance with a time of payment permitted under Section 5.2(b); and

g)
The Beneficiary to whom payment of all amounts credited to the Participant’s Deferred Compensation Account under this Appendix B will be made in the event of the Participant’s death (unless this Beneficiary has already been designated pursuant to Section 3.2 or otherwise).

The election under paragraph (a) above shall be irrevocable with respect to the calendar year to which it applies, except as provided in Sections 4.1(c) or 4.1(d). The election under paragraph (b) above may be changed as provided in Section 4.6 and shall be subject to the provisions of Section 3.4. The elections under paragraphs (c), (d), (e) and (f) above shall be irrevocable except as provided in Section 5.7 and, with respect to elections under paragraphs (c) and (d), shall be subject to the provisions of Section 3.4. The election under paragraph (g) above may be made and may be changed as provided in Article Two of the Basic Plan Document, subject to the provisions of Section 3.4.

3.4 COORDINATION OF ELECTIONS

Notwithstanding any provision of the Plan to the contrary, an Employee is eligible to participate under the provisions of Sections 4.2 and 4.3 and who elected to participate under both Sections shall be required to coordinate and combine certain elections (stated below) into a single election that is applicable both to a bonus deferred under Section 4.2 and Compensation deferred under Section 4.3. The elections that shall be coordinated into a single election under this Section 3.4 are:

a)	A Participant’s investment designation described in Sections 3.2(b) and 3.3(b);

b)	A Participant’s method of payment election described in Sections 3.2(c) and 3.3(c);

c)	A Participant’s time of payment election described in Sections 3.2(d) and 3.3(d); and

d)	A Participant’s Beneficiary designation described in Sections 3.2(e) and 3.3(g).

The effective date of this Section 3.4 with respect to any Participant shall be the effective date of the Participant’s initial deferral under Section 4.2 or his initial deferral under Section 4.3, whichever is later.

3.5 EFFECTIVE DATE FOR PARTICIPATION

a)
Except as provided under paragraph (b) below, the effective date for participation in the Plan by an Employee who is eligible to participate under Section 3.1 shall be the first day of the calendar year that immediately follows the calendar year in which the Administrator receives the Employee’s properly completed and executed Election Form. For any given year, the effective date for the deferral of any Participant bonus under Section 4.2 shall be the date such bonus would otherwise be payable to the Participant and the effective date for the deferral of a Participant’s Compensation under Section 4.3 shall be the last day of the first pay period that ends in the calendar year that immediately follows the calendar year in which the Administrator receives the Employee’s properly completed and executed Election Form.

b)
The effective date for participation in the Plan by a newly hired Employee or a newly promoted Employee who is eligible to participate under Section 3.1 shall be the date that the Employee begins active employment with the Company or an Affiliate or the date on which the Employee’s promotion is effective, provided the Administrator has received the Employee’s Election Form prior to such date. Notwithstanding the preceding sentence, a newly hired Employee or newly promoted Employee who is eligible to participate under Section 3.1 may elect to participate under the provisions of Section 3.2 and/or Section 3.3 by delivering a properly completed and executed Election Form to the Administrator within 30 days of the Employee’s date of hire or, if applicable, effective date of promotion. In the event such an Employee completes such action, the Employee’s elections under Section 3.2 and/or Section 3.3 shall apply only with respect to that portion of a bonus and/or that Compensation that is attributable to the Employee’s services performed after the Election Form has been delivered to the Administrator and the effective date for participation of such Employee shall be the date as of which the Administrator determines such Election Form to be effective.

3.6 CESSATION OF ELIGIBILITY

If during a calendar year a Participant has a Separation from Service, deferrals under the provisions of Sections 4.2 and/or 4.3 shall cease as of the date of such Separation from Service or such earlier date on which the Participant no longer receives Compensation. If during a calendar year a Participant ceases to satisfy the criteria that qualified him for Plan participation, as determined by the Committee, (including, for this purpose, the requirement that a Participant be classified within a select group of management and highly compensated employees), the Participant’s deferrals under the provisions of Sections 4.2 and/or 4.3 shall continue for the remainder of such calendar year and shall thereafter cease until such time as the Committee determines the individual again satisfies the criteria for Plan participation. Such individual shall remain a Participant, however, until the amounts represented by the Vested Deferred Compensation Account maintained on his behalf under the Plan are distributed.

ARTICLE FOUR

COMPENSATION DEFERRED

4.1 DEFERRED COMPENSATION ELECTION

a)
Initial Deferral Election. An Employee who is eligible to participate in the Plan under the provisions of Section 3.1 may elect to defer an annual bonus and/or Compensation for a given calendar year by delivering a properly completed and executed Election Form to the Administrator as provided in Sections 3.2, 3.3, or 3.5. Except as provided in Section 3.5(b), a properly completed and executed Election Form shall be considered to be delivered on a timely basis if it is provided to the Administrator by the last day of the last full pay period ending in the calendar year which immediately precedes the calendar year for which the deferral election is effective and the annual bonus and/or Compensation is to be earned. Except as provided in paragraphs (c) or (d) below, any such deferral election shall be irrevocable as of the last day of the last full pay period ending in the calendar year that immediately precedes the calendar year to which the election applies. Such deferral election shall automatically terminate as to any annual bonus or Compensation attributable to services after such calendar year.

b)
Subsequent Deferral Elections. With respect to any calendar years beginning after the year an Employee first becomes eligible to participate under Section 3.1, the Employee may elect to defer an annual bonus and/or Compensation attributable to services performed in such year by delivering a properly completed and executed Election Form to the Administrator by the last day of the last full pay period ending in the calendar year which immediately precedes the calendar year for which the deferral election is to be effective and the annual bonus and/or Compensation is to be earned. Except as provided in paragraphs (c) or (d) below, any such deferral election shall be irrevocable as of the last day of the last full pay period ending in the calendar year that immediately precedes the calendar year to which the election applies. Such deferral election shall automatically terminate as to any annual bonus or Compensation attributable to services after such calendar year.

c)
If a Participant makes a withdrawal due to an unforeseeable emergency under Section 5.6 all remaining deferrals of annual bonus and/or Compensation under the Plan for the calendar year in which such a withdrawal is made shall be cancelled. Such Participant shall not be permitted to make any further deferral of annual bonus or Compensation until the Participant satisfies the procedures set forth in paragraph (b) above.

d)
Participant deferrals of annual bonus and/or Compensation under the Plan shall be cancelled in such other events or conditions as the Commissioner of Internal Revenue may prescribe in generally applicable guidance published in the Internal Revenue Bulletin which the Administrator, in its discretion, chooses to apply under the Plan; provided, however, that a Participant shall have no direct or indirect election to the application of such events or conditions to his individual circumstances.

4.2 AMOUNT OF BONUS DEFERRAL

Subject to Section 3.5(b), an Employee who is eligible to participate under the provisions of this Section 4.2 may elect to defer receipt of up to 100% of any annual bonus to be payable by the Company or an Affiliate. Compensation deferred under this Section 4.2 is credited to the Participant’s Deferred Compensation Account as of the date such compensation would otherwise be payable to the Participant.

4.3 AMOUNT OF SUPPLEMENTAL 401(k) CONTRIBUTIONS

a)
An Employee who is eligible to participate under the provisions of this Section 4.3 may elect to defer receipt of up to 100% of his Compensation attributable to services performed after the election is delivered to the Administrator. Deferrals under this paragraph (a) shall be designated as Supplemental Employee Contributions and shall be made within such times and in accordance with such means as are designated by the Administrator. The election under this paragraph (a) shall be independent of and unaffected by any deferral election under the Qualified Plan.

b)
In the event that (i) the allocation of employer matching contributions under the Qualified Plan on behalf of a Participant is limited for any given Plan Year due to the limitation on elective contributions made on such Participant’s behalf under the Qualified Plan under Section 402(g) of the Code, and (ii) the Participant is making Supplemental Employee Contributions for the given year at or above such level required by the Administrator for the given year, the amount by which such employer matching contributions are limited, as determined by the Administrator in its discretion, shall be credited under the Plan as restored matching contributions and shall be designated as Supplemental Company Contributions.

c)
Compensation deferred under paragraph (a) above shall be credited to the Participant’s Deferred Compensation Account as of the date such Compensation would otherwise be payable to the Participant. Compensation deferred under paragraph (b) above shall be credited to Participant’s Deferred Compensation Account as of the date such compensation would otherwise have been treated as a contribution allocation under the Qualified Plan.

4.4 DEFERRED COMPENSATION ACCOUNT

A Deferred Compensation Account shall be established for each Employee who properly completes, executes and delivers an Election Form under Section 3.2 and/or Section 3.3. Any bonus a Participant defers for calendar years beginning on and after January 1, 2005 under Section 4.2 and/or any Supplemental Employee Contributions and Supplemental Company Contributions credited on the Participant’s behalf for calendar years beginning on and after January 1, 2005 under Section 4.3, as well as Hypothetical Interest earned on all such deferred compensation, shall be credited to this Deferred Compensation Account. A Participant’s Deferred Compensation Account shall be kept only for bookkeeping and accounting purposes and no Company funds shall be transferred or designated to this account. A Participant’s interest in the Deferred Compensation Account maintained on his behalf shall be Vested at all times.

4.5 HYPOTHETICAL INTEREST

The Deferred Compensation Account maintained on behalf of a Participant under this Appendix B shall be credited with Hypothetical Interest. The Hypothetical Interest shall be credited as of each Valuation Date on the amount credited to the Participant’s Deferred Compensation Account on such Valuation Date in accordance with the valuation procedure adopted by the Administrator. The Hypothetical Interest credited to each Deferred Compensation Account is determined by the Administrator and computed in reference to the appreciation or depreciation experienced since the immediately preceding Valuation Date by the hypothetical investment funds which the Administrator may offer to Participants under Section 4.6. For any given period, Hypothetical Interest may be a positive or a negative figure. The crediting of Hypothetical Interest shall occur so long as there is a balance in the Participant’s Deferred Compensation Account regardless of whether the Participant has incurred a Separation from Service. The Administrator may prescribe any reasonable method or procedure for the accounting of Hypothetical Interest.

4.6 PARTICIPANT INVESTMENT DESIGNATION

a)
A Participant (and any eligible Employee first electing to participate in the Plan) may designate, within such time and in accordance with such means as are designated by the Administrator, that portion of his future deferred compensation under Sections 4.2 and 4.3, and separately, that portion of any existing Deferred Compensation Account maintained on his behalf which shall be credited with Hypothetical Interest in reference to each of the hypothetical investment funds that may be offered by the Administrator, in the discretion of the Administrator. Such designations may specify, in 1% increments, the percentages to be credited in reference to each of the hypothetical investment funds offered. Such designations may remain in effect until the Participant submits a new designation within such times and in accordance with such means as are designated by the Administrator. New designations shall be effective as of a given date specified by the Administrator. In the event a Participant fails to make an effective designation under this paragraph (a), the Administrator, acting in its discretion, shall make such designation on behalf of the Participant.

b)
In accepting participation in the Plan, a Participant agrees on behalf of himself and his Beneficiary to assume all risk in connection with any decrease in value of the hypothetical investment funds in reference to which Hypothetical Interest is credited to the Participant’s Deferred Compensation Account. The Company, the Affiliates and the Administrator shall not be liable to any Participant or Beneficiary for the under-performance of any hypothetical investment fund offered under the Plan.

c)
The Administrator may, in its discretion, offer additional hypothetical investment funds to Participants and may cease to offer any such fund at such time as it deems appropriate. In the event the Administrator decides to discontinue offering a hypothetical investment fund under the Plan, those Participants on whose behalf Hypothetical Interest is then being credited on the basis of the discontinued hypothetical investment fund may be required, at the discretion of the Administrator, to have affected amounts consolidated with (or “mapped” to) a replacement hypothetical investment fund selected by the Administrator or may be required to designate, from such selection of hypothetical funds as may be offered by the

Administrator, a hypothetical fund or funds as a replacement for the hypothetical investment fund being discontinued. Any such designation by a Participant shall be made in accordance with paragraph (a) above. Hypothetical Interest credited on behalf of any Participant who is affected by the discontinuation of a hypothetical investment fund but who fails to make any replacement designation offered in this paragraph (c) shall mirror, to the extent of the Participant’s interest in such discontinued fund, such hypothetical investment fund or funds as the Administrator may choose in its discretion. Any changes under this paragraph (c) shall take effect as of such times and under such rules as shall be established by the Administrator.

d)
Notwithstanding any provision of the Plan to the contrary, the eligibility of a Participant to make any designation under this Section 4.6 shall not be construed as to provide any Participant or other person with a beneficial ownership interest in any assets of the Company or an Affiliate. Title to and beneficial ownership of any assets which the Company or any Affiliate may earmark to pay the contingent deferred compensation hereunder shall at all times remain in the Company or Affiliate. The Participant, his Beneficiary and any heirs, successors or assigns shall not have any legal or equitable right, interest or control over or any property interest whatsoever in any specific assets of the Company or any Affiliate or related entity on account of having an interest under the Plan. Any and all of the Company’s assets, and any life insurance policies, annuity contracts or the proceeds therefrom which may be acquired by the Company shall be, and remain, the general unpledged, unrestricted assets of the Company. In no event shall the Company or any Affiliate be required to purchase any specific shares or interest in any investment fund.

4.7 STATEMENTS

Statements will be sent to each Participant as to the balance of his Deferred Compensation Account at least once each calendar year.

ARTICLE FIVE

PAYMENT OF DEFERRED COMPENSATION

5.1.	PAYMENT

Except as otherwise provided in this Article Five, payment of the amounts represented by all or a portion of a Participant’s Vested Deferred Compensation Account shall be made according to the method and at the time(s) permitted under Section 5.2 and elected by the Participant in his Election Form(s) or, if applicable, in the most recent, properly completed and effective Amendment Form(s) which the Participant has delivered to the Administrator prior to the Participant’s Separation from Service. If a Participant has not delivered to the Administrator a properly completed and effective Election Form or, if for any reason the Administrator determines that any Election Form(s) or Amendment Form(s) is materially deficient, payment of the amounts represented by that portion of the Vested Deferred Compensation Account for which the election is undelivered or materially deficient shall be made in a lump sum during the month next following the month of the Participant’s Separation from Service except as otherwise provided in this Article Five. For all purposes of the Plan and effective until such time as the Participant delivers to the Administrator a properly completed and effective Election Form or Amendment Form that includes a method and time of payment election, such default method and time of payment shall be treated as the Participant’s elected method and time of payment with respect to any given portion of a Deferred Compensation Account to which the default applies.

5.2.	METHODS AND TIMES OF PAYMENT

a)
A Participant may elect any one of the following methods of payment with respect to each separate deferral election made in regard to any amounts attributable to the Participant’s bonus deferral in accordance with Section 4.2 and/or the Participant’s deferral of Supplemental Employee Contributions under Section 4.3(a). In accordance with the coordination of elections under Section 3.4, such elected method of payment shall apply to all such amounts deferred for the calendar year to which the election applies (including Hypothetical Interest on such deferrals):

(i)	A lump sum distribution;

(ii)	Payment in approximately equal annual installments for a period not to exceed 10 years; or

(iii)	Payment in approximately equal monthly installments for a period not to exceed 10 years.

A Participant may separately elect any of the above methods of payment for amounts represented by those credits to the Participant’s Vested Deferred Contribution Account which are attributable to the Supplemental Company Contributions made on the Participant’s behalf (including Hypothetical Interest on such credits).

Payments of the distributable amount represented by all or a portion of the balance in the Participant’s Vested Deferred Compensation Account shall be made in cash.

b)
A Participant may elect, with respect to each separate deferral election made in regard to any amounts attributable to the Participant’s bonus deferral in accordance with Section 4.2 and/or the Participant’s deferral of Supplemental Employee Contributions under Section 4.3(a), to have such amounts distributed to him (or, in the case of an installment distribution, commence to be distributed to him) as of the month next following the month of the Participant’s Separation from Service, as of a given future month and year, or as of the earlier of these, as such Participant has elected in accordance with Section 3.2(d) and/or Section 3.3(d); provided, however, that any given future month/year for payment must be at least five years from the effective date of such deferral. In accordance with the coordination of elections under Section 3.4, such elected time of payment shall apply to all such amounts deferred for the calendar year to which the election applies (including Hypothetical Interest on such deferrals).

With respect to amounts represented by those credits to a Participant’s Vested Deferred Compensation Account which are attributable to the Supplemental Company Contributions made on the Participant’s behalf (including Hypothetical Interest on such credits), the Participant may separately elect to have such amounts distributed to him (or, in the case of an installment distribution, commence to be distributed to him) as of the month next following the month of the Participant’s Separation from Service or as of any given month and year, provided such given month and year follows the Participant’s Separation from Service, as such Participant has elected in accordance with Section 3.3(f).

Except as provided in this Article Five, no distribution shall commence before or after the elected distribution date(s) provided in this paragraph (b). For purposes of this Section 5.2, if the Company makes a distribution within the permitted distribution period (as defined below) and the actual date of such distribution is not within the direct or indirect control of the Participant, such distribution shall be treated as having been made on such elected distribution date. The “permitted distribution period” for this purpose shall begin on the thirtieth day before the Participant’s elected distribution date and shall end on the later of (i) the last day of the calendar year that includes the Participant’s elected distribution date, and (ii) the fifteenth day of the third month following the Participant’s elected distribution date.

c)	In the event the Participant dies before receiving the entire distribution to which he is entitled under the Plan, the provisions of Section 5.8 shall apply.

5.3.	ACCELERATION OF PAYMENTS

Notwithstanding the provisions of Sections 5.1 and 5.2 and any Participant election thereunder, the Company may pay a Participant the amounts represented by all or a portion of the balances credited to a Participant’s Vested Deferred Compensation Account in a lump sum as of the first Valuation Date that is administratively reasonable following the occurrence of any of the events or conditions identified below. Such lump sum payment shall be equal to the amount, as determined by the Administrator, as is reasonably estimated to be required to satisfy the purpose of the accelerated payment. The events or conditions to which this Section 5.3 applies are:

a)	The Participant needs to avoid a violation of an applicable federal, state, local, or foreign ethics law or conflicts of interest law.

b)	The Participant incurs state, local, or foreign tax obligations arising from participation in the Plan that apply to a Plan interest before such interest is otherwise payable from the Plan.

c)
The Participant incurs federal employment tax obligations under Sections 3101, 3121(a), or 3121(v)(2) of the Code with respect to a Vested Deferred Compensation Account and any federal, state, local, or foreign tax obligations arising from such employment tax obligations.

d)	The Plan is terminated and liquidated in accordance with generally applicable guidance prescribed by the Commissioner of Internal Revenue and published in the Internal Revenue Bulletin.

e)
Such other events or conditions as the Commissioner of Internal Revenue may prescribe in generally applicable guidance published in the Internal Revenue Bulletin which the Administrator, in its discretion, chooses to apply under the Plan; provided, however, that a Participant shall have no direct or indirect election as to the application of such events or conditions to his individual circumstances.

Any payment under this Section 5.3 shall be contingent upon the Administrator’s decision that a Participant has satisfied all material elements of an applicable event or condition and that the Participant produces evidence to that effect that is satisfactory to the Administrator. If any payment under this Section 5.3 is made and such payment is less than an amount that represents the entire Vested Deferred Compensation Account maintained on the Participant’s behalf, the amount of such payment shall offset any future payment from the Plan to the Participant or any Beneficiary or other person who claims through the Participant.

5.4.	DELAY OF PAYMENTS

Notwithstanding the provisions of Sections 5.1 and 5.2 and any Participant election thereunder, the Company may delay the payment of amounts represented by all or a portion of the balances credited to a Participant’s Vested Deferred Compensation Account in connection with any of the events or conditions identified below; provided, however that, with respect to any given event or condition, the Administrator shall treat Plan payments to all similarly-situated Participants in a reasonably consistent manner:

a)
The Administrator reasonably anticipates that if Plan payments were to be made as scheduled, the Company’s deduction with respect to such payments would not be permitted under Section 162(m) of the Code; provided such scheduled payments are then made during the Participant’s first taxable year in which the Administrator reasonably anticipates that the Company’s deduction will not be barred by application of Section 162(m) of the Code.

b)
The Administrator reasonably anticipates that making scheduled Plan payments will violate federal securities laws or other applicable law; provided that the scheduled payments are then made at the earliest date at which the Administrator reasonably contemplates that making the scheduled payments will not cause such a violation.

c)
Such other events or conditions as the Commissioner of Internal Revenue may prescribe in generally applicable guidance published in the Internal Revenue Bulletin which the Administrator, in its discretion, chooses to apply under the Plan; provided, however, that a Participant shall have no direct or indirect election as to the application of such events or conditions to his individual circumstances.

5.5.	DELAY OF PAYMENTS TO SPECIFIED EMPLOYEES

Notwithstanding the foregoing provision of this Article Five, if a payment is being made to a Participant on account of such Participant’s Separation from Service and such Participant is a Specified Employee as of the date of such Separation from Service, such payment shall not be made (or commence, in the case of an installment distribution) until the first Valuation Date that is administratively reasonable following the date that is six months after the Participant’s Separation from Service.

5.6.	EMERGENCY CIRCUMSTANCES

Notwithstanding any other provision of this Plan, if the Administrator determines, after consideration of a Participant’s application, that the Participant has incurred a severe financial hardship (as defined below) the Administrator may in its sole and absolute discretion direct that all or a portion of the Participant’s Vested Deferred Compensation Account balance be paid to him. The payment shall be made in the manner and at the times specified by the Administrator for payment; provided, however, such payment shall not be in excess of that amount which is, in the discretion of the Administrator, reasonably necessary to satisfy the financial hardship.

For purposes of this Section 5.6, a “severe financial hardship” shall mean a financial hardship resulting from (i) an illness or accident of the Participant, the Participant’s spouse, beneficiary or dependent, (ii) the Participant’s loss of property due to casualty, or (iii) any other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant; provided, however, that such financial hardship is not or may not be relieved through reimbursement or compensation from insurance or otherwise, by cessation of deferrals of Compensation in future years, or by liquidation of the Participant’s assets to the extent such liquidation would not cause severe financial hardship.

5.7.	AMENDMENT TO PAYMENT ELECTION

a)
A Participant who is an Employee who has not incurred a Separation from Service may elect to defer the date at which payment of an amount otherwise payable under the Plan will occur (or commence) and may elect a change in his elected method of payment (or the default form of payment under Section 5.1) by submitting a properly completed and executed Amendment Form to the Administrator which indicates the period of additional deferral and/or the desired method of payment; provided that:

(i)	Such election shall not be effective until 12 months after it is submitted to the Administrator.

(ii)
Such election shall require that the payment with respect to which the election is made shall be delayed for a period of not less than five years from the date payment would have been made (or commence) absent the elected change.

(iii)
If the election pertains to a delay in the payment of a Vested Deferred Compensation Account from a specific year and month that the Participant previously elected in his Election Form or a subsequent Amendment Form (or to which the Participant has defaulted under Section 5.1) such election cannot be made less than 12 months before the date the payment was otherwise scheduled to be made (or commence).

For purposes of this Article Five, installment payments shall be treated as a single payment.

b)	A Participant may at any time elect to change his Beneficiary in accordance with Article Two of the Basic Plan document, subject to the provisions of Section 3.4.

5.8.	PAYMENT UPON DEATH OF PARTICIPANT

a)
In the event of a Participant’s death before payment is made (or commences) under this Article Five, the amount represented by the Participant’s Vested Deferred Compensation Account shall be paid by the Company to the Participant’s Beneficiary in the form of a lump sum during the month next following the month of the Participant’s death. Except as provided in Sections 5.3 or 5.4, no payment to a Beneficiary under this paragraph (a) shall be made before or after such identified payment date; provided, however, that if the Company makes a payment within the permitted payment period (as defined below) and the actual date of payment is not within the direct or indirect control of the Beneficiary, such payment shall be treated as having been made on such identified payment date. The “permitted payment period” for this purpose shall begin on the first day of the month next following the month of the Participant’s death and shall end on the later of (i) the last day of the calendar year that includes the identified payment date, and (ii) the fifteenth day of the third month following the identified payment date.

b)
In the event of a Participant’s death after payment commences under this Article Five, the amount represented by the remaining balance of the Participant’s Vested Deferred Compensation Account shall be paid by the Company to the Participant’s Beneficiary in the form of a lump sum during the month next following the month of the Participant’s death. Except as provided in Sections 5.3 or 5.4, no payment to a Beneficiary under this paragraph (b) shall be made before or after such identified payment date; provided, however, that if the Company makes a payment within the permitted payment period identified in paragraph (a) above and the actual date of payment is not within the direct or indirect control of the Beneficiary, such payment shall be treated as having been made on such identified payment date.

5.9 REHIRED PARTICIPANT

If a Participant incurs a Separation from Service and payment of the amounts represented by the Participant’s Vested Deferred Compensation Account have begun under a method providing for installment payments, such installment payments shall not be suspended if the Participant is subsequently reemployed by the Company or an Affiliate.

ARTICLE SIX

CONSTRUCTION

This Appendix B is intended to memorialize the provisions of the Plan as it pertains to amounts other than grandfathered amounts within the meaning of guidance promulgated by the Internal Revenue Service pursuant to Section 409A of the Code. As a result, the Administrator shall interpret and construe the terms of this Appendix B so as to be consistent with such Internal Revenue Service guidance. References or cross references to an identified Article, Section or specific part thereof, shall refer to such Article, Section (or part) of this Appendix B, unless otherwise qualified by the context.